SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 4, 2009

GE Capital Credit Card Master Note Trust
RFS Holding, L.L.C.
GE Money Bank

(Exact name of Issuing Entity, Depositor/Registrant and Sponsor as specified in their respective charters)

Delaware

(State or other jurisdiction

of incorporation)

333-107495, 333-130030, 333-144945	57-1173164
333-107495-02, 333-130030-01, 333-144945-01	20-0268039
(Commission file numbers for Registrant	(Registrants’ I.R.S. Employer Identification Nos.
and Issuing Entity, respectively)	for Registrant and Issuing Entity, respectively)

c/o General Electric Capital Corporation
901 Main Avenue
Norwalk, CT	06851
(Address of principal executive offices)	(Zip code)

(203) 585-6669

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions .

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements

On May 4, 2009, GE Capital Credit Card Master Note Trust (the “Trust”) and General Electric Capital Corporation (“GE Capital”) entered into the First Amendment to Administration Agreement, a copy of which is filed with this Form 8-K as Exhibit 4.1, pursuant to which the Trust and GE Capital amended certain provisions of the Administration Agreement, dated as of September 25, 2003, among the Trust, GE Capital and BNY Mellon Trust of Delaware, as trustee.

Item 8.01. Other Events.

The Registrant is filing the exhibits listed in Item 9.01(d) below in connection with the issuance of the Series 2009-1, Class A Asset Backed Notes by GE Capital Credit Card Master Note Trust described in the Prospectus dated April 30, 2009 and the Prospectus Supplement dated May 5, 2009.

Item 9.01 Financial Statements and Exhibits.

(a)           Not applicable

(b)           Not applicable

(c)           Not applicable

(d)           Exhibits:

Exhibit
Number	Document Description

4.1	First Amendment to Administration Agreement, dated as of May 4, 2009, between GE Capital Credit Card Master Note Trust and General Electric Capital Corporation

5.1	Opinion of Mayer Brown LLP with respect to legality

8.1	Opinion of Mayer Brown LLP with respect to tax matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RFS Holding, L.L.C., as depositor

By:	/s/ Ravi Ramanujam
	Name:	Ravi Ramanujam
	Title:	Vice President

Dated:  May 6, 2009